EXHIBIT 99.1

Via Renewables, Inc. Announces Dividend Actions

HOUSTON, April 19, 2023 (ACCESSWIRE) – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, announced today that its Board of Directors has elected to temporarily suspend the quarterly cash dividend on its common stock. The decision comes as the Company seeks to enhance its financial flexibility and improve its ability to manage market volatility while focusing on strengthening its balance sheet and investing in both organic and inorganic customer growth.

“We believe that the decision to temporarily suspend the quarterly dividend on the common stock provides near-term benefits to our cash flow management while allowing us to enhance our balance sheet. We remain dedicated to prioritizing our shareholders’ interests and adhering to a company goal of distributing a meaningful portion of available cash through dividends on Class A common stock and Series A Preferred Stock. We will closely monitor market conditions and thoughtfully evaluate the best timing to reinstate dividends on the Class A common stock. We remain confident in the future for Via Renewables, and in our ability to deliver long-term value,” said Keith Maxwell, Via Renewables’ Chief Executive Officer.

Additionally, in accordance with the terms of the 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) of the Company, the Board of Directors has declared a quarterly cash dividend in the amount of $0.73989 per share on the Series A Preferred Stock. The dividend will be paid on July 17, 2023 to holders of record of Via Renewables’ Series A Preferred Stock on July 1, 2023. The floating rate period for the Series A Preferred Stock began on April 15, 2022.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity under our well-established and well-regarded brands, including Spark Energy, Major Energy, Provider Power, and Verde Energy. Headquartered in Houston, Texas, Via Renewables currently operates in 20 states and serves 103 utility territories. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at ViaRenewables.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release are forward-looking statements. The forward-looking statements include statements regarding the timing, availability, ability to pay and implied amount of cash dividends and distributions on our Class A common stock and Series A Preferred Stock, the impacts of the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability of and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

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The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

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our ability to remediate the material weakness in our internal control over financial reporting, the identification of additional material weaknesses in the future or otherwise failing to maintain an effective system of internal controls;

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the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market Securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;

•	changes in commodity prices, the margins we achieve, and interest rates;
•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•	federal, state and local regulations, including the industry’s ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;
•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this press release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact: Via Renewables, Inc.

Investors:

Stephen Rabalais, 832-200-3727

Media:

Kira Jordan, 832-255-7302

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